                                                                    EXHIBIT 99.1

NEWS RELEASE                                        FOR: INTELEFILM CORPORATION
ALEX TASSOS & ASSOCIATES                            5501 EXCELSIOR BLVD.
CORPORATE & FINANCIAL PUBLIC RELATIONS              MINNEAPOLIS, MN 55416
17 STONEPOINTE DRIVE                                CHRISTOPHER T. DAHL, CEO
ESCONDIDO, CALIFORNIA 92025                         952-925-8840
CONTACT: ALEX TASSOS                                          and
760-737-7000                                        webADTV, INC.
                                                    5501 Excelsior Blvd.
                                                    Minneapolis, MN 55416
                                                    Michael R. Wigley
                                                    Chairman of the Board
                                                    763-249-5900

          INTELEFILM CORP. ANNOUNCES IT HAS ENTERED INTO AGREEMENTS FOR
         EQUITY FINANCING FOR webADTV, INC. SUBSIDIARY; INTELEFILM BOARD
              AUTHORIZES MANAGEMENT TO EXPLORE SPIN-OFF OF webADTV
           TO INTELEFILM SHAREHOLDERS; INTELEFILM COMPLETES WORKFORCE
                                    REDUCTION

         MINNEAPOLIS, MINN., February 5, 2001 - INTELEFILM CORPORATION (NASDAQ:FILM), a leading source of services to the commercial television production industry, today announced that webADTV, INC., its majority-owned subsidiary, has entered into agreements for a $600,000 equity financing. iNTELEFILM's board has also authorized management to explore a spin-off of webADTV to the shareholders of iNTELEFILM.

         webADTV, a majority owned subsidiary of iNTELEFILM, is a vertical market software company whose applications are designed to reduce costs and increase productivity between the advertising agencies and their clients. The money raised from the financing will be used for working capital purposes. iNTELEFILM is considering a distribution of its ownership in webADTV to its shareholders, with the spin-off anticipated to occur in the summer of 2001.

         Christopher T. Dahl, CEO of iNTELEFILM, said, "We believe a spin-off of iNTELEFILM's interest to our shareholders would increase shareholder value with webADTV becoming a separate public reporting company thereby allowing it access to capital market investments. Further, the spin-off and iNTELEFILM's recently implemented work-force reduction is anticipated to reduce iNTELEFILM's corporate expense structure by approximately $1,200,000 in 2001, and allow us to focus more closely on our core business. With this savings, the funding of webADTV's expansion from outside sources and the projected improved results from the iNTELEFILM operating divisions, we believe we will have improved operating and cashflow results in 2001."

         "Our client, sales and support teams," said Michael R. Wigley, chairman of webADTV, "are demonstrating the technical superiority of our software with major advertising agencies and their corporate clients. We are currently conducting trials with twelve national advertising agencies. We believe that with this equity investment in webADTV we will have the working capital necessary to enable us to turn those tests into revenue generating sales."

ABOUT webADTV, INC.

webADTV of Minneapolis is a vertical market software company offering an online digital suite of tools designed to web enable all aspects of the global advertising process from conception of the media campaign to production, placement and fulfillment. webADTV's current products offer advertising agencies and their clients cost effective solutions to video archiving, retrieval and distribution and to online workflow production solutions.

ABOUT INTELEFILM CORPORATION

INTELEFILM CORPORATION (NASDAQ:FILM), based in Minneapolis, is a leading source of services for the television commercial production industry, offering extensive production capability and the exclusive services of established industry talent. Individual companies managed under the INTELEFILM umbrella include CHELSEA PICTURES, New York, Los Angeles and Sydney, Australia; CURIOUS PICTURES, New York and San Francisco; THE END, Los Angeles and New York; DCODE, New York; and webADTV, INC., Minneapolis. INTELEFILM trades on the NASDAQ National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on its Web site: www.intelefilm.com.

Certain statements made in this press release of a non-historical nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used within this press release, the words "believes", "anticipates" and "intends" and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the company's 10KSB Report, as amended, as filed with the Securities and Exchange Commission for the year ended December 31, 1999.

                                       ###